Exhibit 10.3

PROMISSORY NOTE

$500,000	May 27, 2015

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ABT Mining Co. Inc. , a Idaho corporation, trading on the OTC Markets under the symbol of “ABOT” (“Maker”), whose principal office is located at 301 Simplicity Avenue – Irvine, CA 92620, hereby promises to pay to the order of Shahan Ohanessian and or Shoushana Ohanessian, individuals (“Holder”), or to their assigns at 225 S. Lake Avenue, Suite 300 – Pasadena, CA 91101 or at such other place as Holder shall designate, in lawful money of the United States of America, the principal sum of Five Hundred Thousand Dollars ($500,000) plus interest at the rate of Six Percent (6%) Per Annum. Interest shall commence with the date hereof and shall continue in accordance with Paragraph 2 below. This note is created as part of the purchase of AutoClaim.com domain name.

1. Definitions.

Capitalized terms not defined herein shall have the same meaning as set forth in the Investment Agreement. The following terms shall have the meanings herein specified:

“Event of Default” means an event specified in Section 4 hereof.

“Holder” means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

“Principal Amount” shall have the meaning set forth in the initial paragraph.

“Person” means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Payment of this Note - Principal and Interest.

(a) Payment. The Holder shall receive full payment of the entire principal and accrued interest within One year (1) year of the execution of this Note.

(b) Loan Fee. There shall exist a loan fee of 1.5% of the principal loaned amount, due upon the execution of this Note.

(c) Prepayment. The Company may prepay this Note in whole or in part at any time without penalty or premium.

(d) Payments. “Maker” shall make a minimum payments of twenty five thousand ($25,000) per month towards the reduction of the principal amount of the note. Payments shall be due and payable on the first of each month until the note is paid in full.

3. Term.

The Term of this Promissory Note shall be One (1) year from the date of execution of the Note.

4. Events of Default.

The existence of any of the following conditions shall constitute an Event of Default:

(a)           Nonpayment of the Note in accordance with Section 2.a above, if such breach remains unpaid and uncured for a period of ten (10) business days. Upon nonpayment of the Note for a period of 10 business days from the due date, Maker shall pay to Holder a late fee in an amount of One Percent (1%) of the balance of the Note.

5. Risks.

IN MAKING A DECISION TO LEND FUNDS HOLDER MUST RELY ON ITS OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE NOTE INSTRUMENT, INCLUDING THE MERITS AND RISKS INVOLVED. A LOAN IN A COMPANY IS CONSIDERED TO BE HIGH RISK.

The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this Promissory Note and of making an informed financial decision, and does not require a Company representative in evaluating the merits and risks, or has relied upon the advice of a Company representative.

The Holder has been given the opportunity to ask question of and to receive answers from persons acting on the Company’s behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. As a result, Holder is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of Company, has available full information concerning their affairs and has been able to evaluate the merits and risks of the Promissory Note.

6. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof shall thereafter be applicable to the surviving corporation. This paragraph shall not be construed to mean that the restricted common shares issued to Holder are non-dilutive. The restricted common shares received by Holder shall be subject to dilution.

7. Transfer. Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all federal and all other applicable laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company pursuant to Section 10 herein, accompanied by an assignment duly executed by the Holder hereof.

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8. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

9. Waivers. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

10. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to “Holder” to:

Attn:	Shahan Ohanessian and or Shoushana Ohanessian
Address:	225 S Lake Avenue, Suite 300
Pasadena, CA 91101

If to the “Maker” to:

ABT Mining Co. Inc.

301 Simplicity Avenue

Irvine, CA 92620

Or Other Company address should the company move or relocate

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

12. Applicable Law and Jurisdiction. The legality, validity, enforceability and interpretation of this Note and the relationship of the parties hereunder shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. Any claim, cause of action, suit or demand allegedly arising out of or related to this Note, or the relationship of the parties, shall be brought exclusively in the state or federal courts located in Washington, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

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13. Survival of Representations and Warranties; Attorneys Fees. This Note shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. If this Note is not paid when due or if the Company breaches any provisions of this Note, in addition to all other amounts due herein, the Company promises to pay all costs of collection and all reasonable attorney fees and court costs incurred by Holder.

14. Assignment. This Note may not be assigned by the “Holder” to any party hereto without the prior written consent of the “Maker”.

15. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to any present and future indebtedness of the Company to banks, equipment lessors and other financial institutions.

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be signed in its name by the signature of its duly authorized representative.

ABT Mining Co.

By:	Imran Firoz
Its:	President

ACCEPTED AND AGREED BY HOLDER AS OF THE FIRST DATE WRITTEN ABOVE:

Signature:
Shahan Ohanessian

Signature:
Shoushana Ohanessian

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